Exhibit 10.1

TENTH AMENDMENT

TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS TENTH AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into on March 23, 2023, by and among DELTA APPAREL, INC., a Georgia corporation (“Delta”), M. J. SOFFE, LLC, a North Carolina limited liability company (“Soffe”), CULVER CITY CLOTHING COMPANY, a Georgia corporation (“Culver City”), SALT LIFE, LLC, a Georgia limited liability company (“Salt Life”), DTG2GO, LLC, a Georgia limited liability company (“DTG2GO”; Delta, Soffe, Culver City, Salt Life, and DTG2GO, each individually, a “Borrower” and, collectively, “Borrowers”); the parties to the Credit Agreement (as defined below) from time to time as Lenders (each individually, a “Lender” and collectively, “Lenders”); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), in its capacity as agent for Lenders (together with its successors in such capacity, “Agent”).

Recitals:

Borrowers, Agent and Lenders are parties to a certain Fifth Amended and Restated Credit Agreement dated as of May 10, 2016 (as at any time amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which Agent and Lenders have made certain loans and other financial accommodations available to Borrowers.

The parties desire to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.        Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2.        Amendments to Credit Agreement.

(a)   Revolving Loans. Section 2.1(a)(ii)(A) and Section 2.1(a)(ii)(B) are each hereby amended and restated in their entirety to read as follows:

“(A)      the amount equal to (1) the Maximum Revolver Amount less (2) the Availability Block less (3) less the sum of (y) the Letter of Credit Usage at such time, plus (z) the principal amount of Swing Loans outstanding at such time, and

“(B)      the amount equal to the Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent) less (1) the Availability Block, less (2) the sum of (y) the Adjusted Letter of Credit Usage at such time, plus (z) the principal amount of Swing Loans outstanding at such time.”

(b)   Borrowing Base. Clause (h) of the definition of Borrowing Base set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(h)      [intentionally omitted].”

(c)   Fixed Charge Coverage Ratio. The definition of Fixed Charge Coverage Ratio set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means, with respect to Borrowers and their Subsidiaries, on a consolidated basis, for any period of determination, the ratio of (a) the sum of (x) EBITDA of Borrowers during such period (y) Restructuring Expenses actually recorded on Borrowers' books during such period and (z) costs and expenses (including severance costs) incurred in connection with the reduction of Borrowers’ production capacity and realignment of its manufacturing facilities located in Mexico and Central America to the extent such costs and expenses are incurred on or prior to September 30, 2023, and Borrowers deliver to Agent a reconciliation and supporting details with respect to such items and such items are verified by Agent minus the sum of (i) the amount of any taxes paid in cash, cash dividends to the equity holders of such Person and other distributions to equity holders of such Person during the period in question (including all share repurchases and redemptions with respect to the Qualified Equity Interests of such Person other than those (A) made pursuant to Section 6.7(c) or (B) constituting Junkfood Sale Equity Interest Repurchases) plus (ii) all Unfinanced Capital Expenditures made during such period plus (iii) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money and Indebtedness with respect to the Capital Leases made during such period to (b) Fixed Charges of Borrowers and their Subsidiaries for the same period. In no event shall the amount of (x) all Restructuring Expenses added back to EBITDA during all periods exceed $5,000,000 in the aggregate and (y) amounts added back to EBITDA pursuant to clause (a)(z) during all periods exceed $5,000,000 in the aggregate.”

(d)   EBITDA Performance to Plan. The following language is hereby added to the end of Section 7(b) of the Credit Agreement:

“For purposes of this Section 7(b) only, the costs and expenses (including severance costs) incurred in connection with the reduction of Borrowers’ production capacity and realignment of its manufacturing facilities located in Mexico and Central America in an amount up to $5,000,000 that are referenced in the definition of Fixed Charge Coverage Ratio will be added back to EBITDA for purposes of its calculation for the fiscal month in which such costs and expenses are incurred, so long as Borrower delivers to Agent a reconciliation and supporting details with respect to such items added back to EBITDA and such items are verified by Agent.”

3.         Amendment Fee. As consideration for Lenders to enter into this Amendment, Borrowers shall pay to Wells Fargo, for the account of each Lender (including Wells Fargo) that is a signatory to this Amendment, an amendment fee equal to $25,000.00 (such fee, the “Amendment Fee”). The Amendment Fee Shall be fully earned, due and payable on the date hereof, and shall be allocated to each Lender based upon such Lender’s Commitment.

4.         Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

5.         Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Credit Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and Liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and Liens; and, as of the opening of business on March 23, 2023, the unpaid principal amount of the Revolver Loans totaled $153,291,264.84, and the undrawn face amount of all Letters of Credit totaled $425,000.00.

6.         Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

7.         Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

8.         Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9.         Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:

(a)         Agent's receipt of duly executed counterparts of this Amendment and all instruments and documents to be entered into in connection herewith from the applicable Borrowers and Lenders;

(b)         [intentionally omitted];

(c)         no Default or Event of Default shall exist both before and after giving pro forma effect to this Amendment;

(d)         the representations and warranties of each Borrower or its Subsidiaries contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

10.         Expenses of Agent. Borrowers agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

11.         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.         No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

13.         Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

14.         Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

15.         Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

16.         Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Agent and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.

17.         Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

DELTA APPAREL, INC.

By: /s/ Nancy P. Bubanich Name: Nancy P. Bubanich Title: Chief Accounting Officer

M.J. SOFFE, LLC

By: /s/ Nancy P. Bubanich Name: Nancy P. Bubanich Title: Chief Accounting Officer

CULVER CITY CLOTHING COMPANY

By: /s/ Nancy P. Bubanich Name: Nancy P. Bubanich Title: Chief Accounting Officer

SALT LIFE, LLC

By: /s/ Nancy P. Bubanich Name: Nancy P. Bubanich Title: Chief Accounting Officer

DTG2GO, LLC

By: /s/ Nancy P. Bubanich Name: Nancy P. Bubanich Title: Chief Accounting Officer

[Signatures continue on the following page.]

Tenth Amendment to Fifth Amended and Restated Credit Agreement (Delta Apparel)

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Christopher Waterstreet Name: Christopher Waterstreet Title: Vice President

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Christopher Waterstreet Name: Christopher Waterstreet Title: Vice President

[Signatures continue on the following page.]

Tenth Amendment to Fifth Amended and Restated Credit Agreement (Delta Apparel)

REGIONS BANK

By: /s/ Scott Martin Name: Scott Martin Title: Managing Director

[Signatures continue on the following page.]

Tenth Amendment to Fifth Amended and Restated Credit Agreement (Delta Apparel)

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Mark Bradford Name: Mark Bradford Title: Sr. Vice President

Tenth Amendment to Fifth Amended and Restated Credit Agreement (Delta Apparel)